UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2008
COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	0-51937	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51938	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (the “Trust” and, together with the Company, “CODI,” “us” or “we”) announced on May 9, 2008 that the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Mitsui Chemicals, Inc., pursuant to which the Company, along with all other stockholders and holders of options of Silvue Technologies Group, Inc. (“Silvue”), will sell all of the stock of Silvue to Mitsui Chemicals, Inc. (the “Disposition”) for $95 million payable in cash at the closing of the Disposition (the “Closing”). The purchase price is subject to adjustment for changes in the working capital of Silvue, the total amount of debt that is outstanding immediately prior to the Closing, the amount of cash and cash equivalents on hand at Closing, certain transaction expenses outstanding at Closing and the exercise price of each vested and in the money option for Silvue stock.
     Upon Closing, it is anticipated that the Company will receive approximately $62 million in cash in respect of its debt and equity interests in Silvue after payments to minority shareholders, payment of all transaction expenses and payment to Compass Group Management LLC (the “Manager”) of its profit allocation. The Manager’s profit allocation is estimated to be approximately $7.5 to $8.0 million. The Company’s share of the proceeds will primarily be used to repay debt under the Company’s revolving credit facility. Upon Closing, it is anticipated that the divestiture will result in a gain to the Company of between $37.5 million and $40.0 million.
     The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations, including, among others, that Silvue will, during the interim period between the execution of the Purchase Agreement and Closing, conduct its business in the ordinary course of business consistent with past practice, use commercially reasonable efforts to preserve its business organization and assets (in the ordinary course of business consistent with past practice), keep available the services of its officers and employees, preserve its current relationships with significant customers and suppliers, and not engage in certain types of transactions.
     Each party’s obligation to effect the Disposition is subject to the fulfillment of certain customary conditions specified in the Purchase Agreement, including, among others, (i) the absence of any law, regulation or order restraining or otherwise prohibiting the Closing, (ii) the accuracy in all material respects of representations and warranties of the other party and (iii) compliance in all material respects of the other party with its covenants. The Purchase Agreement may be terminated (x) at any time prior to the Closing by mutual written agreement of the parties, (y) by either Compass Group Management LLC, in its capacity as representative to the stockholders of Silvue, or Mitsui Chemicals, Inc. by written notice to the other if the Closing has not taken place on or before September 19, 2008, subject to certain exceptions, and (z) under other customary circumstances set forth in the Purchase Agreement.
     The foregoing brief description of the Purchase Agreement is not meant to be exhaustive and is qualified in its entirety by the Purchase Agreement itself, which is attached hereto as Exhibit 99.1.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

99.1	Stock Purchase Agreement dated May 8, 2008, among Mitsui Chemicals, Inc., Silvue Technologies Group, Inc., the stockholders of the Company and the holders of Options listed on the signature pages thereto, and Compass Group Management LLC, as the Stockholders Representative.

99.2	Press Release of the Company dated May 9, 2008 announcing the sale of Silvue Technologies Group, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2008	COMPASS DIVERSIFIED HOLDINGS
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Regular Trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2008	COMPASS GROUP DIVERSIFIED HOLDINGS LLC
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.
99.1	Stock Purchase Agreement dated May 8, 2008, among Mitsui Chemicals, Inc., Silvue Technologies Group, Inc., the stockholders of the Company and the holders of Options listed on the signature pages thereto, and Compass Group Management LLC, as the Stockholders Representative.

99.2	Press Release of the Company dated May 9, 2008 announcing the sale of Silvue Technologies Group, Inc.

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